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                                                                    EXHIBIT 23.4
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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and the related Proxy Statement/Prospectus of Conestoga Enterprises, Inc. and to the incorporation therein of our report, dated January 20, 1999, except for Note 2 as to which the date is January 26, 1999, with respect to the consolidated financial statements of Conestoga Enterprises, Inc. and subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission.



                                      /s/    Beard and Company, Inc.

Reading, Pennsylvania
December 13, 1999